ADDENDUM TO LEASE

     This is an addendum to the lease entered into on November 16, 1993, between Roger Allen Johnson, Jr., and Charles Bryant Johnson (hereinafter collectively referred to as "Landlord") and Magnolia Lady, Inc., a Mississippi corporation (hereinafter referred to as "Tenant"). This Addendum to Lease is intended to extend the lease to the entire properties described as Parcels A, B, and C and to change, modify and add to some of the specific provisions of that lease; all provisions not specifically changed by this Addendum to Lease shall remain in full force and effect as set out by the parties in the Lease between them signed November 16, 1993.
                                    SECTION 1
                                 LEASED PROPERTY
          Subsection  1.01  shall  read  as  follows:
     1.01. Upon the conditions, limitations, convenants and agreements set forth below, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those premises (the "Leased Property") consisting of that land described on Exhibits "A", "B", and "C" attached hereto and incorporated herein by reference, together will all improvements thereon, and all appurtenances thereto including, without limitation, all water rights, riparian rights, littoral rights and bottomland rights. The Leased Property is leased to Tenant for any lawful use, including, without limitation, gaming. Landlord reserves all mineral rights to subject leased property and all other reservations set forth in Section 9.04 of the lease, during the term of the lease. The total amount of property leased herein, to be accurately determined by survey, totals 900-1,000 acres.

     Subsection  1.04  is  amended  to  read  as  follows:

1.04. Landlord quitclaims and releases for the term of this Lease to Tenant non-exclusive rights of way or easements across the parcels as described in Exhibits "B" and "C" so as to provide access to both the North and South sides of U.S. Highway 49. Landlord will not be required to pay any portion of the costs incurred in the construction of access roads to the Leased Property nor any expenses that might be incurred in securing access to U.S. Highway 49. Landlord makes no warranty as to the suitability of the Leased Property for any road construction or location. There shall be mutual access between the Leased Property and the property described in Exhibit "C" flowing under the road elevation or bridge at U.S. Highway 49.

It is agreed that Landlord and family can farm, and exercise hunting and fishing rights to, any parts of the Lease Property so long as it does not interfere with the Tenant's business, including access and construction, provided that the foregoing shall not be construed to permit the lease of hunting and fishing rights to third parties, including hunting and fishing clubs.

                                    SECTION 3

                                      RENT

Paragraph  (b)  of  Subsection  3.02  is  amended  to  read  as  follows:

3.02 (b) Five and one-half percent (5-1/2 %) of the "Gross Revenue" as defined in Mississippi Code Ann. Sec 75-76-5(p) derived from any and all gaming or gambling activities, including boarding fees, if any, on any casino vessel moored on the Lease Property and five and one-half percent (5-1/2 %) of the revenue derived from the sale of alcoholic beverages on such Casino Vessels the Premises. Any future gaming license fees based on gross revenue that might be enacted into law by the Mississippi Legislature or adopted by any political subdivision of the State of Mississippi, including the imposition of that license fee presently authorized by Mississippi code Annotated 75-76-195, shall be deducted from gross revenue as defined in the Lease on a monthly or pro-rata basis; or

Subsection  3.07  is  amended  to  read  as  follows:

3.07. Tenant shall pay in addition to the $20,000.00 premium paid pursuant to the original version of this Agreement, an additional rental of $40,000.00 annually with the first annual payment to be made at the signing of this Addendum to Lease which may be used by the Landlord to pay for premiums of a performance bond in the sum of One Million Dollars ($1,000,000.00) or more. In the event the Landlord purchases a performance bond, Tenant will be named co-insured and a certificate provided to Tenant. This performance bond shall cover all contingent costs of environmental clean up for the Leased Property following termination or expiration of the term of the Lease and would only apply in the event Tenant or its transferees or assignees refuse or are economically unable to remedy any conditions on the premises that violate any federal, state and local laws and ordinances governing the environment or health and safety, including those related to toxic or hazardous substances and other contaminants.

The  following  is  added  as  Subsection  3.22:

3.11. Unless otherwise agreed upon by the Parties, the Tenant shall pay as additional rental a percentage of the gross revenue (as defined for Mississippi Sales Tax purposes) of any business constructed on Parcels B and C, the activity of which is one other than that which furthers the direct convenience and benefit of patrons while participating in and availing themselves of games and gaming machines of the gaming casino (activities for the direct convenience and benefit being such activities as restaurants, child care centers, etc.)


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

There is hereby added an additional Subsection 6.04 and Subsection 6.05 to read as follows:

6.04 Tenant agrees to take all action necessary to obtain a license from the Mississippi Gaming Commission and to place in operation a gaming casino having a minimum of 30,000 square feet located on the Leased Premises on Parcel C South of Highway 49, on or before July 1, 1995. If the Tenant does not open for operation by July 1, 1995, a casino on Parcel C, Tenant agrees to pay to Landlord a penalty in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) per month beginning July 1, 1995, and continuing until the casino is open for operation. Said penalty will be pro-rated on a daily basis for a partial month. The Parties recognize that despite the best efforts of Tenant, delays can occur with construction and licensing of a casino. Therefore, upon mutual agreement of the parties, this provision may be extended but only in writing, signed by the parties. Once a casino is opened for operation on Parcel C of the Leased Premises, the permanent cessation or termination of operation [as defined in Subsection 15.01(h)] of said casino shall at the option of the Tenant either 1) automatically terminate this lease as to Parcel B and C only, notwithstanding the provisions of Subsection 15.01 (h), or 2) reinstate the obligation of the Tenant to pay the Landlord the monthly penalty of $150,000.00 per month, which penalty will thereafter continue to be paid until a like casino again begins operation.

6.05. Landlord agrees that it has no intention to compete with Tenant in the casino business but, nevertheless, should Landlord attempt to engage in the casino business either directly or indirectly (specifically excluded is investment in publicly traded stock) in Coahoma County, Mississippi, within five
(5) years from the date of this Addendum to Lease Landlord agrees to notify Tenant in writing and grant Tenant the opportunity to participate in any such venture.

                                    SECTION 8

                          ALTERATIONS AND IMPROVEMENTS

Subsection  8.02  is  amended  to  read  as  follows:

8.02. Landlord agrees to sell to Tenant and Tenant agrees to buy at the fixed price of One Dollar ($1.00) per cubic yard fill material in quantity sufficient for Tenant's construction purposes from premises set forth in Exhibits "A", "B", and "C".

                                   SECTION 20

                               MEMORANDUM OF LEASE

     This Addendum to Lease shall not be recorded. The parties will execute and record a memorandum of this Addendum to Lease, within ten (10) days of the execution of the Addendum to Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Lease the day and year first above written.

LANDLORD:                              TENANT:


__________________________________          MAGNOLIA  LADY,  INC.
Roger  Allen  Johnson,  Jr.



__________________________________          By:     _______________________
Charles  Bryant  Johnson                         Andrew  H.  Tompkins
                                        President